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                                                                      EXHIBIT 12

                         CERTIFICATE OF SOLE SHAREHOLDER

       Mercury Asset Management Funds, Inc., the holder of the beneficial interests in the amounts indicated below, of Mercury Asset Management Master Trust (the "Trust"), does hereby confirm to the Trust its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.


                                          Mercury Asset Management Funds, Inc.

                                          By:        /s/ Jeffrey M. Peek
                                             -----------------------------------
                                                  Jeffrey M. Peek, President

Dated: October 8, 1998

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
Mercury International Portfolio of Mercury Asset Management Master Trust:            $50,000
Mercury Pan-European Growth Portfolio of Mercury Asset Management Master Trust:      $50,000
                                                                                     -------
Total:                                                                              $100,000
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